                             LETTER OF TRANSMITTAL
            TO ACCOMPANY CERTIFICATE(S) FOR SHARES OF CLASS A STOCK
                                       OF
                         FALCON BUILDING PRODUCTS, INC.
                   SURRENDERED IN CONNECTION WITH THE MERGER
                                       OF
                           FBP AQUISITION CORP., INC.
                                 WITH AND INTO
                         FALCON BUILDING PRODUCTS, INC.

    This Letter of Transmittal is to accompany certificates for shares of Class A stock, par value $.01 per share ("Falcon Class A Stock"), of Falcon Building Products, Inc. ("Falcon" or the "Company") if such certificates have NOT been submitted pursuant to an effective election (a "Non-Cash Election") to retain shares of Falcon Class A Stock ("Non-Cash Election Shares") in connection with the proposed merger (the "Merger") of FBP Acquisition Corp., Inc. ("FBP") with and into Falcon. Holders of Falcon Class A Stock who have previously made an effective Non-Cash Election (any such holder, an "Electing Holder") need not submit this Form with respect to the shares covered by such Non-Cash Election. Each share of Falcon Class A Stock subject to such Non-Cash Election will automatically, subject to proration and the payment of cash in lieu of fractional shares as described in the Proxy Statement/Prospectus (as defined below), be converted into the right to retain Non-Cash Election Shares.

    By delivering certificates for shares of Falcon Class A Common Stock, the registered holder of such certificates releases the Company, FBP and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such Falcon Class A Stock or the retention or sale of such Falcon Class A Stock pursuant to the Merger Agreement (as defined herein).

                    To: The Bank of New York, Exchange Agent

             BY MAIL:                         BY FACSIMILE:                    BY HAND OR OVERNIGHT
   Tender & Exchange Department               (212) 815-6213                         COURIER:
          P.O. Box 11248                                                   Tender & Exchange Department
      Church Street Station                                                     101 Barclay Street
  New York, New York 10286-1248                                             Receive and Deliver Window
                                                                             New York, New York 10286

                                        FOR INFORMATION TELEPHONE:
                                              (800) 507-9357

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
                  ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX I
                                                    SHARES SUBMITTED
                                         (ATTACH ADDITIONAL LIST IF NECESSARY)
                                                              Total Number of
                                                                   Shares
          Name and Address of              Certificate(s)      Represented by
           Registered Holder*                  Number          Certificate(s)
                                            Total Shares
 *Only certificates registered in a single form may be deposited with this Letter of Transmittal. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

/ / Check here if you cannot locate your certificates. Upon receipt of this Letter of Transmittal, the Exchange Agent will contact you directly with replacement instructions.

Ladies and Gentlemen:

    In connection with the Merger, the undersigned hereby submits the certificate(s) for shares of Class A stock, par value $.01 per share, of Falcon ("Falcon Class A Stock") listed in BOX I. Delivery of the enclosed certificates shall be effected, and risk of loss of and title to such certificates shall pass, only upon delivery thereof to you.

    It is understood that this Letter of Transmittal is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated May 23, 1997, relating to the Merger (including all annexes thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement/Prospectus"), receipt of which is acknowledged by the undersigned,
(ii) the terms of the Agreement and Plan of Merger, dated as of March 20, 1997, as the same may be amended or supplemented from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement, and (iii) the accompanying Instructions.

    By delivering certificates for shares of Falcon Class A Stock, the registered holder of such certificates releases the Company, FBP and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such Falcon Class A Stock or the retention or sale of such Falcon Class A Stock pursuant to the Merger Agreement.

    The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Falcon Class A Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of Falcon Class A Stock represented thereby, any check for cash or, in the event of proration, certificate for Non-Cash Election Shares issuable in the Merger.

    Unless otherwise indicated under Special Payment Instructions below, please issue any check and/or any certificate for Non-Cash Election Shares issuable in exchange for the shares of Falcon Class A Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Falcon Class A Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check and/or any certificate for Non-Cash Election Shares issuable in exchange for the shares of Falcon Class A Stock represented by the certificates submitted hereby to the registered holder(s) of Falcon Class A Stock at the address or addresses shown above.

BOX II                                                 BOX III

            SPECIAL PAYMENT INSTRUCTIONS                           SPECIAL DELIVERY INSTRUCTIONS
          (SEE INSTRUCTIONS C(5) AND C(6))                            (SEE INSTRUCTION C(7))

To be completed ONLY if the checks are to be made      To be completed ONLY if the checks are to be made
payable to, or the certificates for Non-Cash Election  payable to the registered holder(s) of shares of
Shares are to be registered in the name of, someone    Falcon Class A Stock, but are to be sent to someone
other than the registered holder(s) of shares of       other than the registered holder(s) or to an address
Falcon Class A Stock.                                  other than the address of the registered holder(s)
                                                       set forth above.

Name                                                   Name
      ------------------------------------             -------------------------------------
                   (Please Print)                                         (Please Print)

           ------------------------------------                -------------------------------------
                   (Please Print)                                         (Please Print)
Address                                                Address

             ----------------------------------                 -----------------------------------
             ----------------------------------                 -----------------------------------
                (Including Zip Code)                                   (Including Zip Code)

----------------------------------------------------
             (Tax Identification or Social Security
                       Number)

BOX IV

                    SIGN HERE AND HAVE SIGNATURES GUARANTEED
     (SEE INSTRUCTIONS C(1), C(3) AND C(6) CONCERNING SIGNATURE GUARANTEE)

Name(s):
         ---------------------------------------------------------------
                                 (PLEASE PRINT)

Name(s):
         ---------------------------------------------------------------
                                 (PLEASE PRINT)

Name(s):
         ---------------------------------------------------------------
                                 (PLEASE PRINT)

                            Signature(s) of Owner(s)
    Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a fiduciary capacity, set forth full title in such capacity and see Instruction C(3).

    -----------------------------------------------------------------

    -----------------------------------------------------------------
                      (Area Code and Telephone Number(s))

    -----------------------------------------------------------------

    -----------------------------------------------------------------
               (Tax Identification or Social Security Number(s))

SIGNATURE(S)
GUARANTEED:                           DATED                   1997.
------------------------           ------------------------
               (See Instruction C(6))

        (DO NOT WRITE IN SPACES BELOW)

                         NON-CASH                             SHARES
  SHARES      SHARES     ELECTION   CERTIFICATE             CONVERTED               AMOUNT OF
SURRENDERED  ACCEPTED     SHARES       NO.      BLOCK NO.   INTO CASH   CHECK NO.     CHECK

DELIVERY PREPARED BY --                                     CHECKED BY -----------------

  DATE -------------------------------------

                                  INSTRUCTIONS

A.  SPECIAL CONDITIONS; PRORATION PROCEDURES

    Subject to the proration procedures described in the Proxy Statement/Prospectus, holders of Falcon Class A Stock who (i) declined to make a Non-Cash Election, (ii) failed to make an effective Non-Cash Election or (iii) made an effective Non-Cash Election but who will not receive Non-Cash Election Shares due to proration, in each case with respect to any or all of their shares, will receive in exchange for each share of Falcon Class A Stock, the right to receive $17.75 in cash. See Instruction B.

    A description of the proration procedures is set forth in the Proxy Statement under "THE MERGER---Non-Cash Election" and "THE MERGER--Non-Cash Election Procedure." A full statement of the proration procedures is contained in the Merger Agreement and any receipt of cash is subject to compliance with such procedures.

    AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF FALCON CLASS A STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

B.  RECEIPT OF CHECKS AND/OR CERTIFICATES IN EXCHANGE FOR FALCON CLASS A STOCK.

    As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holder listed in BOX I (or his or her designee listed in BOX II OR III), a check from Falcon for an amount equal to $17.75 in cash with respect to each share of Falcon Class A Stock which is submitted with any Letter of Transmittal, subject to the proration procedures described in the Proxy Statement.

    As a result of proration, a holder of Falcon Class A Stock may receive Non-Cash Election Shares instead of cash. No fractional Non-Cash Election Shares will be issued in connection with the Merger. Each holder of shares of Falcon Class A Stock who would otherwise have been entitled to receive a fraction of a Non-Cash Election Share (after taking into account all shares of Falcon Class A Stock delivered by such holder) will receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by $17.75.

C.  GENERAL.

    1. EXECUTION AND DELIVERY. This Letter of Transmittal must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of Falcon Class A Stock being submitted) to the Exchange Agent at either of the addresses set forth above.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

    2. INADEQUATE SPACE. If there is insufficient space on this Form to list all your stock certificates being submitted to Exchange Agent, please attach a separate list.

    3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted, unless shares of Falcon Class A Stock described on this Letter of Transmittal have been assigned by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

    If this Letter of Transmittal is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

    If this Letter of Transmittal or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal.

    4. LOST OR DESTROYED CERTIFICATES. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Letter of Transmittal below your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive any checks and/or a stock certificate(s) representing Non-Cash Election Shares in accordance with the Merger Agreement.

    5. CHECKS AND/OR NEW STOCK CERTIFICATES IN SAME NAME. If any checks or stock certificate(s) representing Non-Cash Election Shares are to be registered in, or made payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of Falcon Class A Stock submitted with this Letter of Transmittal, no endorsement of certificate(s) or separate stock power(s) is required.

    6. CHECKS AND/OR NEW CERTIFICATES IN DIFFERENT NAME. If any checks or stock certificate(s) representing Non-Cash Election Shares are to be registered in, or made payable to the order of, other than exactly the name that appears on the certificate(s) representing shares of Falcon Class A Stock submitted herewith, such registration and/or payment shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

    7. SPECIAL DELIVERY INSTRUCTIONS. If the checks are to be made payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of Falcon Class A Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in BOX III.

    8. MISCELLANEOUS. A single check and/or a single stock certificate representing Non-Cash Election Shares will be issued in exchange for shares of Falcon Class A Stock submitted herewith.

    All questions with respect to this Letter of Transmittal will be determined by Falcon and the Exchange Agent, which determination shall be conclusive and binding.

    9. 31% BACKUP WITHHOLDING. Under Federal income tax law, a holder who receives a cash payment pursuant to the Merger may be required to provide the Exchange Agent (as payer) with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, payments that are made to such holder or other payee with respect to the Merger may be subject to 31% backup withholding.

    Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more information.

    If backup withholding applies, the Exchange Agent is required to withhold 31% of any such payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

    The box in Part 3 of the Substitute Form W-9 may be checked if the submitting holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts will be refunded to such holder if a TIN is provided to the Exchange Agent within 60 days.

    The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the shares of Falcon Class A Stock or of the last transferee appearing on the transfers attached to, or endorsed on, the shares of Falcon Class A Stock. If the shares of Falcon Class A Stock are in more than one name or are not the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

    10. WITHHOLDING ON FOREIGN STOCKHOLDERS. Even if a foreign stockholder has provided the required certification to avoid backup withholding, the Exchange Agent will withhold federal income taxes equal to 30% of the gross cash payments payable to a foreign stockholder or his agent unless the Exchange Agent determines that such payment is exempt from withholding (or entitled to a reduced rate of withholding). See "THE MERGER--Federal Income Tax Consequences--Withholding for Non-U.S. Stockholders" in the Proxy Statement/Prospectus for a more complete discussion of the 30% withholding tax and obtaining an exemption therefrom. Foreign stockholders are urged to consult their tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and refund procedures.

    Failure to complete the Substitute Form W-9 will not, by itself, cause Falcon Class A Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an payment of taxes, a refund may be obtained.

    Additional copies of this Letter may be obtained from the Exchange Agent (whose telephone number is (800) 507-9357).

Payer:

                                  PART 1--PLEASE PROVIDE YOUR TIN             Social Security Number OR
                                     IN THE BOX AT THE RIGHT AND           Employer Identification Number
                                     CERTIFY BY SIGNING AND DATING
                                     BELOW.
 SUBSTITUTE

 Form W-9                         PART 2--CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

 Department of the Treasury       (1) The number shown on this form is my correct Taxpayer Identification
 Internal Revenue Service         Number (or I am waiting for a number to be issued to me), and

 PAYER'S REQUEST FOR TAXPAYER
 IDENTIFICATION NUMBER (TIN)
                                  (2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
                                      Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                  CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item
                                     (2).

                                                                       DATE---------------------------,
                                  SIGNATURE                            1997
                                  ---------------------------------

                                  PART 3--AWAITING TIN  / /

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
       PART 3 OF SUBSTITUTE FORM W-9.

            CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER
    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.
SIGNATURE
-------------------------------------------                                 DATE
--------------------------------------